Exhibit 2.2

                                                                  Execution Copy
                                                                  --------------

                            STOCK PURCHASE AGREEMENT

                                   dated as of
                                 March 27, 2002

                                      among

                            SYSTEMS ON SILICON, INC.,

              THE STOCKHOLDERS LISTED ON THE SIGNATURE PAGES HERETO

                                       AND

                             TRANSWITCH CORPORATION

                                TABLE OF CONTENTS
                                -----------------
                                                                         Page
                                                                         ----

ARTICLE I -- DEFINITIONS...................................................1

      1.01.    Definitions.................................................1

ARTICLE II -- PURCHASE AND SALE............................................4

      2.01.    Purchase and Sale...........................................4
      2.02.    Closing.....................................................4
      2.03     Deposit of Stock with Sellers' Agent........................4

ARTICLE III -- REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............5

      3.01.    Financial Statements........................................5

ARTICLE IV -- REPRESENTATIONS AND WARRANTIES RELATING TO THE SELLERS.......6

      4.01.    Title to and Validity of Shares.............................6
      4.02.    Authority...................................................6
      4.03.    Power To Act as Trustee or Executor.........................6
      4.04.    Limited Information.........................................6
      4.05.    Consideration to all Holders................................6

ARTICLE V -- REPRESENTATIONS AND WARRANTIES OF BUYER.......................7

      5.01.    Organization and Existence..................................7
      5.02.    Corporate Authorization.....................................7
      5.03.    Governmental Authorization..................................7
      5.04.    Non-Contravention...........................................7
      5.05.    Financing...................................................7
      5.07.    Purchase for Investment.....................................7
      5.08.    Litigation..................................................7

ARTICLE VI -- COVENANTS OF THE COMPANY AND SELLERS.........................8

      6.01.    Conduct of the Company in the Ordinary Course...............8
      6.02.    Access to Information.......................................8
      6.03.    Notices of Certain Events...................................8
      6.04.    Resignations................................................9
      6.05.    Confidentiality.............................................9
      6.06.    Continuing Disclosure......................................10
      6.07.    Voting Agreement...........................................10

ARTICLE VII -- COVENANTS OF BUYER.........................................11

      7.01.    Confidentiality............................................11
      7.2      Breach of Representations and Warranties...................11

ARTICLE VIII -- COVENANTS OF ALL PARTIES..................................12

      8.01.    Best Efforts...............................................12
      8.02.    Certain Filings............................................12
      8.03.    Public Announcements.......................................12

ARTICLE IX -- RESERVED....................................................12

ARTICLE X -- CONDITIONS TO CLOSING........................................13

      10.01.   Conditions to the Obligations of Each Party................13
      10.02.   Conditions to Obligation of Buyer..........................13
      10.03.   Conditions to Obligation of Sellers........................14

ARTICLE XI -- SURVIVAL; INDEMNIFICATION...................................15

      11.01.   Survival...................................................15
      11.02.   Indemnification............................................15
      11.03.   Procedures; No Waiver; Exclusivity.........................15

ARTICLE XII -- TERMINATION................................................16

      12.01.   Grounds for Termination....................................16
      12.02.   Effect of Termination......................................16

ARTICLE XIII -- RESERVED..................................................16

ARTICLE XIV -- MISCELLANEOUS..............................................17

      14.01.   Notices....................................................17
      14.02.   Amendments; No Waivers.....................................18
      14.03.   Expenses...................................................18
      14.04.   Successors and Assigns.....................................18
      14.05.   Further Assurances.........................................18
      14.06.   Governing Law..............................................18
      14.07.   Counterparts; Effectiveness................................18
      14.08.   Entire Agreement...........................................19
      14.09.   Captions...................................................19
      14.10.   Jurisdiction...............................................19

Schedules
---------

Schedule 2.01A        List of Sellers
Schedule 2.01B        Consideration to be Received by Sellers
Schedule 4.05         Consideration to all Stockholders

                                                                  EXECUTION COPY
                                                                  --------------

                            STOCK PURCHASE AGREEMENT

     STOCK PURCHASE AGREEMENT (or the "Non-Management Sellers Stock Purchase
Agreement"), dated as of March   , 2002, among Systems on Silicon, Inc., a
                               --
Delaware corporation ("Company"); the holders of Preferred Stock of the Company listed on Schedule 2.01A (the "Preferred Sellers"); the holders of Common Stock
          --------------       -----------------
of the Company listed on Schedule 2.01A under the heading, "$0.25 Seed Sellers"
                         --------------
(the "$0.25 Seed Sellers"); the holders of Common Stock of the Company listed on
      ------------------
Schedule 2.01A under the heading, "1.00 Seed Sellers" (the "$1.00 Seed
--------------                                              ----------
Sellers"); and the holders of Common Stock of the Company listed on Schedule
-------                                                             --------
2.01A under the heading, "Non-Management Sellers" (the "Non-Management Sellers"
-----                                                   ----------------------
and together with the Preferred Sellers, the $0.25 Seed Sellers and the $1.00 Seed Sellers, the "Sellers"); and TranSwitch Corporation, a Delaware corporation
                   -------
("Buyer").
  -----

                              W I T N E S S E T H :

     WHEREAS, Buyer desires to purchase from Sellers all of the outstanding shares of capital stock of the Company owned by Sellers (the "Shares"); and
                                                              ------

     WHEREAS, each Seller desires to sell to Buyer all of the Shares owned by such Seller;

     NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     1.01. Definitions. (a) The following terms, as used herein, have the
           -----------
following meanings:

     "Affiliate" means, with respect to any Person, any Person directly or
      ---------
indirectly controlling, controlled by, or under common control with such Person.

     "Ancillary Agreements" means the Management Sellers Stock Purchase
      --------------------
Agreement, Securities Purchase Agreement, the Stockholder Release, the Optionee Release, the Warrantholder Release and the Noteholder Release.

     "Balance Sheet" means the consolidated balance sheet of the Company as of
      -------------
December 31, 2001 referred to in Section 3.01.

     "Balance Sheet Date" means December 31, 2001.
      ------------------

     "Buyer's Counsel" means the law firm of Testa, Hurwitz & Thibeault, LLP,
      ---------------
Boston, Massachusetts.

     "Closing Date" means the date of the Closing.
      ------------

     "Code" means the Internal Revenue Code of 1986, as amended.
      ----

     "Common Stock" means the common stock, $.001 par value, of the Company.
      ------------

     "Company Counsel" means the law firm of Greenbaum, Rowe, Smith, Ravin,
      ---------------
Davis & Hummell, LLP, Woodbridge, New Jersey.

     "Company Securities" means the outstanding shares of Preferred Stock,
      ------------------
Common Stock, Warrants, Notes, conversion payment, commitment, agreement, contract, understanding, restriction, arrangement or right and any other similar agreement or outstanding security of the Company, excluding outstanding Options.

     "Convertible Note" means an outstanding convertible promissory note issued
      ----------------
by the Company.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge,
      ----
charge, security interest, restriction or encumbrance of any kind in respect of such asset.

     "Management Sellers" means the persons listed under the heading "Management
      ------------------
Sellers" on Schedule 4.05 hereto.

     "Management Sellers Stock Purchase Agreement" means the Management Sellers
      -------------------------------------------
Stock Purchase Agreement by and among the Company, the Buyer and the Sellers (as defined therein).

     "Material Adverse Change" means a material adverse change in the business,
      -----------------------
assets, condition (financial or otherwise) or results of operations of the Company.

     "Material Adverse Effect" means a material adverse effect on the business,
      -----------------------
assets, condition (financial or otherwise) or results or operations of the Company.

     "1934 Act" means the Securities Exchange Act of 1934, as amended, and the
      --------
rules and regulations promulgated thereunder.

     "Noteholder Release" means the release of claims executed by each holder of
      ------------------
the Company's Convertible Notes.

     "Option" means an option to purchase Common Stock of the Company granted
      ------
pursuant to the Company's Stock Option Plan.

     "Optionee" means a Person holding an outstanding Option.
      --------

     "Optionee Release" means the release of claims executed by each Optionee of
      ----------------
the Company.

     "Person" means an individual, corporation, partnership, association, trust
      ------
or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Preferred Stock" means the Company's Series A Convertible Preferred Stock,
      ---------------
$.001 par value per share.

     "Securities Purchase Agreement" means the Securities Purchase Agreement by
      -----------------------------
and among the Buyer and the holders of Convertible Notes, dated as of the date hereof.

     "Stockholder Release" means the release of claims executed by each holder
      -------------------
of Common Stock or Preferred Stock.

     "Stock Option Plan" means the Company's Amended and Restated 1999 Incentive
      -----------------
and Non-Qualified Stock Option Plan.

     "Subsidiary" means any entity of which securities or other ownership
      ----------
interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly by the Company.

     "Warrant" means a warrant issued by the Company for the purchase of its
      -------
stock.

     "Warrantholder Release" means the release of claims executed by each
      ---------------------
Warrantholder.

     (b) Each of the following terms is defined in the Section set forth opposite such term:

Term                         Section
----                         -------

Closing                        2.02
Damages                       11.02
Financial Statements           3.07
Indemnified Party             11.02
Indemnifying Party            11.02
Indemnitees                   13.01
Purchase Price                 2.01
Seller's Agent                 2.03

                                   ARTICLE II

                                PURCHASE AND SALE

     2.01. Purchase and Sale. Upon the terms and subject to the conditions of
           -----------------
this Agreement, each Seller, severally but not jointly, shall sell to Buyer, and Buyer shall purchase from each such Seller, at the Closing, that number of Shares at such price (the "Purchase Price") as is set forth opposite such
                           --------------
Seller's name on Schedule 2.01B.
                 --------------

     2.02. Closing. The closing (the "Closing") of the purchase and sale of the
           -------                    -------
Shares hereunder shall take place at the offices of Testa, Hurwitz & Thibeault, LLP in Boston, Massachusetts as soon as possible, but in no event later than March 27, 2002, or at such other time or place as Buyer and Sellers may agree. At the Closing:

          (a) Buyer shall have delivered to Seller's Agent checks representing in the aggregate $885,748.54, such checks to be distributed as set forth on
     Schedule 2.01B.
     --------------

          (b) Sellers, through the Sellers' Agent, shall have delivered to Buyer certificates for the Shares duly endorsed or accompanied by stock powers duly endorsed in blank, with any required transfer stamps affixed thereto.

          (c) The parties shall execute and deliver any other instruments, documents and certificates that are required to be delivered pursuant to this Agreement or as may be reasonably requested by any party in order to consummate the transactions contemplated by this Agreement.

     2.03 Deposit of Stock with Sellers' Agent. Each Seller has deposited on or
          ------------------------------------
prior to the date hereof with Greenbaum, Rowe, Smith, Ravin, Davis & Himmell, LLP ("Sellers' Agent") certificates representing the Stock deposited with it
      --------------
pursuant to this Section until the Closing Date, and on the Closing Date, Sellers' Agent shall deliver such stock certificates in accordance with Section 2.02.

                                   ARTICLE III

                        REPRESENTATIONS AND WARRANTIES OF
                                   THE COMPANY

     The Company hereby represents and warrants to Buyer as of the date hereof and as of the Closing Date that:

     3.01. Financial Statements. (a) Section 3.01 of the Company Disclosure
           --------------------      ------------
Schedule sets forth true and complete copies of:

          (i) the consolidated balance sheets of the Company as of December 31, 2001 and December 31, 2000 and the consolidated statements of operations, cash flows and changes in stockholders' equity of the Company for the respective fiscal years then ended, as audited by Wilkin & Guttenplan, P.C.;

          (ii) the unaudited consolidated balance sheet of the Company (the "Unaudited Balance Sheet") as of February 28, 2002 (the "Unaudited Balance
      -----------------------                                 -----------------
     Sheet Date"); and
     ----------

          (iii) the unaudited consolidated statements of income, cash flows and changes in stockholders' equity of the Company for the interim period ended February 28, 2002 (collectively, the "Financial Statements").
                                           --------------------

     (b) Each of the consolidated balance sheets included in the Financial Statements fairly presents in all material respects the consolidated financial position of the Company as of its date, and the other statements included in the Financial Statements fairly present in all material respects the consolidated results of operations, cash flows and stockholders' equity, as the case may be, of the Company for the periods therein set forth, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved except as otherwise stated therein and, with respect to the unaudited interim financial statements, for the omission of footnote disclosures and, to the extent consistent with generally accepted accounting principles, normally recurring year-end audit adjustments.

                                   ARTICLE IV

                                 REPRESENTATIONS
                            AND WARRANTIES OF SELLERS

     Each Seller, severally but not jointly, represents and warrants to, and agrees with, Buyer as follows:

     4.01. Title to and Validity of Shares. Seller now has, and on the Closing
           -------------------------------
Date will have, good and marketable title to and unrestricted power to vote and sell the Shares designated as owned by such Seller opposite such Seller's name on Schedule 2.01B, free and clear of any Lien and, upon purchase and payment
   --------------
therefor and delivery to Buyer thereof in accordance with the terms of this Agreement, Buyer will obtain good and marketable title to such Shares free and clear of any Lien. All Shares owned by such Seller have been duly authorized and validly issued and are fully paid and non-assessable. All Shares to be sold by such Seller are registered in the name of such Seller.

     4.02. Authority. Such Seller has the legal power, right and authority to
           ---------
enter into and perform this Agreement, and to perform each of his obligations hereunder. The execution, delivery and performance of this Agreement by such Seller (a) require no action by or in respect of, or filing with, or consent of, any governmental body, agency or official or any other Person and (b) do not contravene, or constitute a default under, any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree or any other instrument binding upon such Seller. This Agreement has been duly executed and delivered by such Seller and constitutes a valid and binding obligation of such Seller, enforceable in accordance with its terms.

     4.03. Power To Act as Trustee or Executor. If such Seller is serving as
           -----------------------------------
trustee or executor with respect to its Shares, such Seller is duly authorized and empowered by the instruments creating such trust or trusts or by the will of which such Seller is acting as executor and under applicable law to enter into this Agreement with respect to the Shares held by such Seller and to consummate the transactions contemplated herein.

     4.04 Limited Information. Seller acknowledges and understands that it (a)
          -------------------
has received copies of the Financial Statements described in Section 3.01 hereof, (b) has limited information concerning the business, financial and other condition of the Company, (c) that as of the time of the Closing, Buyer may have more information regarding the business, financial and other condition of the Company than Seller, (d) neither Seller nor Buyer knows or can predict the future financial or other performance of Company and (e) despite the receipt of such limited information, Seller desires to, and upon execution of this Agreement and satisfaction or waiver of all the conditions herein shall, sell to Buyer its shares.

     4.05 Consideration to all Holders. Seller acknowledges and understands that
          ----------------------------
the consideration to be paid to Seller may not be the same consideration paid to other Sellers or to other parties to the transactions contemplated by this Agreement or the Ancillary Agreements.

The consideration to be paid to all stockholders of the Company, including the Seller, is listed on Schedule 4.05 hereto.

                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to the Company and Sellers that:

     5.01. Organization and Existence. Buyer is a corporation duly incorporated,
           --------------------------
validly existing and in good standing under the laws of the State of Delaware.

     5.02. Corporate Authorization. The execution, delivery and performance by
           -----------------------
Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes a valid and binding agreement of Buyer.

     5.03. Governmental Authorization. The execution, delivery and performance
           --------------------------
by Buyer of this Agreement require no action by or in respect of, or filing with, any governmental body, agency, official or authority.

     5.04. Non-Contravention. The execution, delivery and performance by Buyer
           -----------------
of this Agreement and the consummation by Buyer of the transactions contemplated hereby do not and will not (i) contravene or conflict with the corporate charter or bylaws of Buyer or (ii) assuming compliance with the matters referred to in
Section 5.03, contravene or conflict with any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Buyer.

     5.05. Financing. Buyer has sufficient funds available to purchase the
           ---------
Shares.

     5.06. Purchase for Investment. Buyer is purchasing the Shares for
           -----------------------
investment for its own account and not with a view to, or for sale in connection with, any distribution thereof.

     5.07. Litigation. There is no action, suit, investigation or proceeding
           ----------
pending against, or to the knowledge of Buyer threatened against or affecting, Buyer before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated hereby.

                                   ARTICLE VI

                      COVENANTS OF THE COMPANY AND SELLERS

     The Company and each Seller agree that:

     6.01. Conduct of the Company in the Ordinary Course. From the date hereof
           ---------------------------------------------
until the Closing Date, the Company shall and the Sellers will make reasonable efforts to ensure that the Company shall conduct its business in the ordinary course consistent with past practices and to use its best efforts to preserve intact its business organizations and relationships with third parties and to keep available the services of its present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, the Company will not, unless at the written direction of the Buyer:

          (a) adopt or propose any change in its corporate charter or bylaws;

          (b) merge or consolidate with any other Person or acquire a material amount of assets of any other Person;

          (c) sell, lease, license or otherwise dispose of any material assets or property except (i) pursuant to existing contracts or commitments and
     (ii) in the ordinary course consistent with past practices;

          (d) effect any direct or indirect redemption, purchase or other acquisition of any Company Securities, or declare, set aside or pay any dividend or make any other distribution of assets of any kind whatsoever with respect to any Company Securities;

          (e) issue any Company Securities except upon the exercise or conversion of any Options or Warrants; or

          (f) agree or commit to do any of the foregoing.

The Company and Sellers will not (i) take or agree or commit to take any action that would make any representation and warranty of the Company or Sellers under this Agreement on the date of its execution and delivery inaccurate in any respect at, or as of any time prior to, the Closing Date or (ii) omit or agree or commit to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time.

     6.02. Access to Information. From the date hereof until the Closing Date,
           ---------------------
the Company will (a) give Buyer, its counsel, financial advisors, auditors and other authorized representatives full access to the offices, properties, books and records of the Company, (b) furnish, and will cause the Company to furnish Buyer, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to the Company as such Persons may reasonably request and (c) instruct the employees, counsel and financial advisors of the Company to cooperate with Buyer in its investigation of the Company;

provided, however, that no investigation pursuant to this Section shall affect
--------  -------
any representation or warranty given by the Company or Sellers hereunder. Notwithstanding the foregoing, Buyer shall not have access to personnel records of the Company relating to individual performance or evaluation records, medical histories or other information which in the Company's good faith opinion is sensitive or the disclosure of which could subject the Company to risk of liability.

     6.03. Notices of Certain Events. The Company will promptly notify Buyer of:
           -------------------------

     (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

     (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

     (c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting the Company disclosed pursuant to Section 3.11 of the Management Sellers Stock Purchase Agreement or that relate to the consummation of the transactions contemplated by this Agreement.

     6.04. Resignations. The Company will deliver to Buyer the resignations of
           ------------
all officers and directors of the Company from their positions with the Company at or prior to the Closing Date, unless otherwise specified by Buyer.

     6.05. Confidentiality. The Company, and Sellers and their Affiliates, will
           ---------------
hold, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning Buyer furnished to the Company, or to Sellers or their Affiliates, in connection with the transactions contemplated by this Agreement, and after the Closing Date all confidential documents and information concerning the Company, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by Sellers, (ii) in the public domain through no fault of Sellers or (iii) later lawfully acquired by Sellers from sources other than the Company or Buyer; provided, however, that
                                                      --------  -------
Sellers may disclose such information to their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement so long as such persons are informed by Sellers of the confidential nature of such information and are directed by Sellers to treat such information confidentially. The obligation of the Company, and Sellers and their Affiliates, to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information. If this Agreement is terminated, the Company, and Sellers and their Affiliates, will, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to Buyer, upon request, all documents and other materials, and all copies thereof, obtained by the Company, or by Sellers or their Affiliates, or on their behalf from Buyer in connection with this Agreement that are subject to such confidence.

     6.06. Continuing Disclosure. The Company and Sellers shall have the
           ---------------------
continuing obligation promptly to advise Buyer with respect to any matter hereafter arising or discovered that, if existing or known at the date of this Agreement, would have been required to be set forth or described in a schedule to this Agreement, or that constitutes a breach or prospective breach of this Agreement by the Company or a Seller. The delivery of any such notice shall not affect Buyer's remedies hereunder.

     6.07. Voting Agreement. Each Seller covenants that he, she or it will vote
           ----------------
at any meeting called for the purpose of authorizing the transactions contemplated by this Agreement and/or the Ancillary Agreements (or will execute any written consent in lieu of such meeting) to authorize and/or approve or take similar action related to such transactions and hereby names the Buyer as his, her or its attorney-in-fact and agent in connection with such vote or written consent as contemplated by this Section 6.07. This power is irrevocable and coupled with an interest, and shall not be affected by the death, incapacity, illness or other inability to act of Seller.

                                   ARTICLE VII

                               COVENANTS OF BUYER

     Buyer agrees that:

     7.01. Confidentiality. Prior to the Closing Date and after any termination
           ---------------
of this Agreement, Buyer and its Affiliates will hold, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the Company furnished to Buyer or its Affiliates in connection with the transactions contemplated by this Agreement, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by Buyer,
(ii) in the public domain through no fault of Buyer or (iii) later lawfully acquired by Buyer from sources other than the Company; provided, however that
                                                       --------  -------
Buyer may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement so long as such Persons are informed by Buyer of the confidential nature of such information and are directed by Buyer to treat such information confidentially. The obligation of Buyer and its Affiliates to hold any such information in confidence shall be satisfied if the exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information. If this Agreement is terminated, Buyer and its Affiliates will, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to Company, upon request, all documents and other materials, and all copies thereof, obtained by Buyer or its Affiliates or on their behalf from a Seller, from the Company in connection with this Agreement that are subject to such confidence.

     7.2 Breach of Representations and Warranties. Buyer will not take any
         ----------------------------------------
action which would cause or constitute a breach of any of the representations and warranties set forth in Article V or which would cause any of such representations and warranties to be inaccurate in any material respect. In the event of, and promptly after becoming aware of, the occurrence of or the pending or threatened occurrence of any event which would cause or constitute such a breach or inaccuracy, Buyer will give detailed notice thereof to Company and will use its reasonable best efforts to prevent or remedy promptly such breach or inaccuracy.

                                  ARTICLE VIII

                            COVENANTS OF ALL PARTIES

     The parties hereto agree that:

     8.01. Best Efforts. Subject to the terms and conditions of this Agreement,
           ------------
each party will use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. Sellers and Buyer each agree, and Sellers, prior to the Closing, and Buyer, after the Closing, agree to cause the Company to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

     8.02. Certain Filings. The Company, Sellers and Buyer shall cooperate with
           ---------------
each other (a) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (b) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

     8.03. Public Announcements. Buyer and Company agree to consult with each
           --------------------
other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation. Buyer and Sellers acknowledge that Buyer may issue a press release concerning the acquisition following the Closing. Buyer and Company shall consult with any Seller prior to using such Seller's name in any press release or public announcement with respect to this Agreement or the transactions contemplated hereby, except as may be required by applicable law or any listing agreement with The Nasdaq National Market.

                                   ARTICLE IX

                                    RESERVED

                                    ARTICLE X

                              CONDITIONS TO CLOSING

     10.01. Conditions to the Obligations of Each Party. The obligations of
            -------------------------------------------
Buyer, the Company and Sellers to consummate the Closing are subject to the satisfaction of the following condition: No proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Closing shall have been instituted by any Person before any court, arbitrator or governmental body, agency or official and be pending.

     10.02. Conditions to Obligation of Buyer. The obligation of Buyer to
            ---------------------------------
consummate the Closing is subject to the satisfaction of the following further conditions, unless waived by Buyer:

     (a)(i) the Company and each Seller shall have performed in all material respects all of his or its obligations hereunder required to be performed on or prior to the Closing Date and (ii) the representations and warranties of the Company and each Seller contained in this Agreement at the time of its execution and delivery and in any certificate or other writing delivered by the Company or a Seller pursuant hereto shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such date with only such exceptions as would not in the aggregate reasonably be expected to have a Material Adverse Effect and (iii) Buyer shall have received a certificate signed by the President of the Company.

     (b) No court, arbitrator or governmental body, agency or official shall have issued any order, and there shall not be any statute, rule or regulation, restraining the effective operation by Buyer of the business of the Company after the Closing Date.

     (c) Buyer shall have received an opinion of Company Counsel, dated the Closing Date, to the effect specified in Sections 3.01 through 3.05 and 3.11of the Management Sellers Stock Purchase Agreement and with respect to such other matters as Buyer may reasonably request.

     (d) Execution and delivery by 100% of the parties thereto of each of the Ancillary Agreements.

     (e) Execution and delivery by each employee of the Company of an offer letter, assignment of inventions and non-competition agreement in the form specified by Buyer.

     (f) Execution and delivery of this Agreement by 100% of the parties hereto.

     (g) Sellers, or Sellers' Agent, shall have delivered to Buyer certificates for the Shares duly endorsed or accompanied by stock powers duly endorsed in blank, with any required transfer stamps affixed thereto.

     (h) Buyer shall have delivered to Sellers Agent checks representing in the aggregate $885,748.54, such checks to be distributed as set forth on Schedule
                                                                     --------
2.01B.
-----

     (i) The Company and Sellers shall have delivered to Buyer revised schedules to this Agreement updating the information shown thereon to the Closing Date.

     (j) Company shall have delivered an Unaudited Balance Sheet as of the Closing Date.

     (k) The Company shall have received all consents, authorizations or approvals referred to in Section 3.03 to the Management Sellers Stock Purchase Agreement, in each case in form and substance reasonably satisfactory to Buyer, and no such consent, authorization or approval shall have been revoked.

     (l) Company shall have either (i) delivered to Buyer a properly executed statement satisfying the requirements of Treasury Regulation Sections 1.897-2(h) and 1.1445-2(c)(3) in a form reasonably acceptable to Buyer or (ii) caused each of the Sellers to have executed and delivered to Buyer certificates of non-foreign status satisfying the requirements of Treasury Regulations Section 1.1445-2(b). Company shall have delivered to Buyer a clearance certificate or similar document(s) which may be required by any Tax authority to relieve Buyer of any obligation to withhold Taxes in connection with the transactions contemplated by this Agreement. Seller shall have paid all sales, use, transfer, stamp, documentary and other similar Taxes and recording and filing fees incurred in connection with the transactions contemplated by this Agreement.

     (m) Buyer shall have received all other closing documents specified in
Section 2.02 of this Agreement and all other closing documents that it may reasonably request, all in form and substance reasonably satisfactory to Buyer.

     10.03. Conditions to Obligation of Sellers. The obligation of Sellers to
            -----------------------------------
consummate the Closing is subject to the satisfaction of the following further conditions unless waived by a majority in interest of the Sellers:

     (a)(i) Buyer shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date, (ii) the representations and warranties of Buyer contained in this Agreement at the time of its execution and delivery and in any certificate or other writing delivered by Buyer pursuant hereto shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such date with only such exceptions as would not in the aggregate reasonably be expected to have a Material Adverse Effect and (iii) Sellers shall have received a certificate signed by the Chief Executive Officer or Chief Financial Officer of Buyer to the foregoing effect.

     (b) Sellers shall have received an opinion of Buyer's Counsel, dated the Closing Date, to the effect specified in Sections 5.01 through 5.04 and 5.07 of the Management Sellers Stock Purchase Agreement and with respect to such other matters as Sellers shall reasonably request.

     (c) Sellers shall have received all items specified in Section 2.02 of this Agreement and all other closing documents that they may reasonably request, all in form and substance reasonably satisfactory to them.

                                   ARTICLE XI

                            SURVIVAL; INDEMNIFICATION

     11.01. Survival. The covenants, agreements, representations and warranties
            --------
of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing until t (i) in the case of Articles IV and XI, indefinitely; (ii) in the case of the covenants, agreements, representations and warranties contained in Sections 6.05 and 7.01, until the third anniversary of the Closing Date and
(iii) in the case of Article III, until the first anniversary of the Closing Date. Notwithstanding the preceding sentence, any covenant, agreement, representation or warranty in respect of which indemnity may be sought under
Section 11.02 shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right to indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

     11.02. Indemnification. (a) Each Seller, severally but not jointly, hereby
            ---------------
indemnifies Buyer and, effective at the Closing, without duplication, the Company and agrees to hold them harmless from and against all Damages incurred or suffered by Buyer or the Company arising out of any breach of any covenant or agreement of such Seller pursuant to Article I or II or the inaccuracy or breach of any representation, warranty, covenant or agreement made by such Seller pursuant to Article IV.

     (b) Sellers shall have no right of indemnification, contribution or subrogation against the Company with respect to any indemnification by any Seller or Sellers under this Section 11.02 if the transactions contemplated by this Agreement are consummated.

     11.03. Procedures; No Waiver; Exclusivity. (a) The party seeking
            ----------------------------------
indemnification under Section 11.02 (the "Indemnified Party") agrees to give
                                          -----------------
prompt notice to the party against whom indemnity is sought (the "Indemnifying
                                                                  ------------
Party") of the assertion of any claim, or the commencement of any suit, action
-----
or proceeding in respect of which indemnity may be sought under such Section. The Indemnifying Party may, and at the request of the Indemnified Party shall, participate in and control the defense of any third party suit, action or proceeding at its own expense. The Indemnifying Party shall not be liable under
Section 11.02 for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder.

     (b) No waiver of a closing condition by Buyer shall limit its rights under
Section 11.02.

     (c) After the Closing, Sections 11.02 will provide the exclusive remedy for any misrepresentation, breach of warranty, covenant or other or other claim arising out of this Agreement or the transactions contemplated hereby.

                                   ARTICLE XII

                                   TERMINATION

     12.01. Grounds for Termination. This Agreement may be terminated at any
            -----------------------
time prior to the Closing:

          (a) by written agreement of Sellers and Buyer;

          (b) by Buyer if the Closing shall not have been consummated on or before April 15, 2002;

          (c) by Buyer if there is a Material Adverse Change in the Seller; or

          (d) by either Sellers or Buyer if there shall be any law or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction.

     The party desiring to terminate this Agreement pursuant to clauses (b), (c) or (d) shall give written notice of such termination to the other parties.

     12.02. Effect of Termination. If this Agreement is terminated as permitted
            ---------------------
by Section 12.01, such termination shall be without liability of either party (or any shareholder, director, officer, employee, agent, consultant or representative of such party) to the other party to this Agreement; provided,
                                                                    --------
however that if such termination shall result from the willful failure of any
-------
party to fulfill a condition to the performance of the obligations of another party or to perform a covenant of this Agreement or from a willful breach by any party to this Agreement, such party shall be fully liable for any and all Damages incurred or suffered by the other parties as a result of such failure or breach. The provisions of Sections 6.05, 7.01 and 14.03 shall survive any termination hereof pursuant to Section 12.01.

                                  ARTICLE XIII

                                    RESERVED

                                   ARTICLE XIV

                                  MISCELLANEOUS

     14.01. Notices. All notices, requests and other communications to either
            -------
party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

     if to Buyer, to:

          TranSwitch Corporation
          3 Enterprise Drive
          Shelton, CT 06484
          Attn:  Peter J. Tallian, Chief Financial Officer
          Telecopy:  (203) 925-4979

     with a copy to:

          Timothy C. Maguire, Esq.
          Testa, Hurwitz & Thibeault, LLP
          125 High Street
          Boston, MA 02110
          Telecopy: (617) 248-7100

     if to the Company, to:

          Milton Chang, President
          Systems on Silicon, Inc.
          1100 Cornwall Road
          Suite 10
          Monmouth Jct., NJ  08852-2410
          Telecopy:  (732) 398-0552

     with a copy to:

          W. Raymond Felton, Esq.
          Greenbaum, Rowe, Smith, Ravin, Davis & Himmell, LLP
          99 Wood Avenue South
          P.O. Box 5600
          Woodbridge, NJ 07095

     if to a Seller:

          at his address shown in
          Schedule 2.01
          -------------

     14.02. Amendments; No Waivers. (a) Any provision of this Agreement may be
            ----------------------
amended or waived prior to the Closing Date if, and only if, such amendment or waiver is in writing and signed by Buyer, the Company and Sellers. Any amendment, waiver or action of Sellers hereunder may be taken by a majority-in-interest of Sellers.

     (b) No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     14.03. Expenses. All costs and expenses incurred in connection with this
            --------
Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby shall be paid by the party incurring such cost or expense; provided,
                                                                       --------
however, that if the Closing shall occur all such costs and expenses incurred by
-------
the Company for legal fees and expenses shall be paid or reimbursed by Buyer up to an aggregate of $50,000 and any cost and expenses of Company in excess of $50,000 shall be paid or reimbursed by Sellers in accordance with such Sellers' percentage interest in the proceeds of the transaction and withheld from the proceeds to be distributed to each such stockholder.

     14.04. Successors and Assigns. The provisions of this Agreement shall be
            ----------------------
binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party may assign, delegate or
                        --------  -------
otherwise transfer any of his or its rights or obligations under this Agreement without the consent of the other parties hereto, except that Buyer may transfer or assign, in whole or from time to time in part, to one or more of its Affiliates, the right to purchase all or a portion of the Shares, but no such transfer or assignment will relieve Buyer of its obligations hereunder.

     14.05. Further Assurances. From time to time after the Closing, at the
            ------------------
request of Buyer and without further consideration, Sellers will execute and deliver to Buyer such other documents, and take such other action, as Buyer may reasonably request in order to consummate more effectively the transactions contemplated hereby and to vest in Buyer good, valid and marketable title to the Shares.

     14.06. Governing Law. This Agreement and the Ancillary Agreements shall be
            -------------
construed in accordance with and governed by the law of the State of Delaware, without regard to the conflicts of law rules of such state.

     14.07. Counterparts; Effectiveness. This Agreement may be signed in any
            ---------------------------
number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when the Buyer and the Company shall have received a counterpart hereof signed by each party hereto and all other conditions to this Agreement and the Ancillary Agreements have been satisfied or waived.

     14.08. Entire Agreement. This Agreement and the Ancillary Agreements
            ----------------
constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter hereof. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     14.09. Captions. The captions herein are included for convenience of
            --------
reference only and shall be ignored in the construction or interpretation hereof.

     14.10. Jurisdiction. Any action or proceeding seeking to enforce any
            ------------
provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Delaware, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any obligation to venue laid therein. Process in any such action or proceeding may be served on any party anywhere in the world, whether within or without the State of Delaware.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                      TRANSWITCH CORPORATION


                                      By: /s/ Robert J. Pico
                                          --------------------------------------
                                      Title: Vice President Business Development


                                      SYSTEM ON SILICON, INC.


                                      By: /s/ Milton Chang
                                          --------------------------------------
                                      Title: President

                                      SELLERS:


                                      GTV CAPITAL A
                                      By:


                                      By: /s/ Mark P. Duffy
                                          --------------------------------------
                                      Title:


                                      GTV CAPITAL L.P.
                                      By:


                                      By: /s/ Mark P. Duffy
                                          --------------------------------------
                                      Title:


                                      ORIENTAL LINK INVESTMENT LIMITED


                                      By: /s/ Victor Ku
                                          --------------------------------------
                                      Title: Director


                                      /s/ Lie Hsu
                                      ------------------------------------------
                                      Lie Hsu


                                      /s/ Lynn Hsu
                                      ------------------------------------------
                                      Lynn Hsu

                                      /s/ Ernest E. Liu
                                      ------------------------------------------
                                      Ernest E. Liu


                                      /s/ Sally Shang Liu
                                      ------------------------------------------
                                      Sally Shang Liu


                                      /s/ Joseph L. Wang
                                      ------------------------------------------
                                      Joseph L. Wang


                                      /s/ Nina Wang
                                      ------------------------------------------
                                      Nina Wang


                                      /s/ Tsui Fen Wu
                                      ------------------------------------------
                                      Tsui-Fen Wu


                                      /s/ Chen Xiong Zhang
                                      ------------------------------------------
                                      Chen-Xiong Zhang


                                      /s/ Jie Xu
                                      ------------------------------------------
                                      Jie Xu


                                      /s/ Quee Suki Chen
                                      ------------------------------------------
                                      Quee Suki Chen


                                      /s/ Moung Yee Chen
                                      ------------------------------------------
                                      Moung Yee Chen

                                      /s/ Frank Au
                                      ------------------------------------------
                                      Frank Au


                                      /s/ Lucy Au
                                      ------------------------------------------
                                      Lucy Au


                                      /s/ Joseph Drucker
                                      ------------------------------------------
                                      Joseph Drucker

                              Schedule 2.01A (NM)
                                List of Sellers

--------------------------------------------------------------------------------
Exhibit 2.2
--------------------------------------------------------------------------------
      SELLERS                                   ADDRESS           TOTAL SHARES
--------------------------------------------------------------------------------
Preferred Sellers
--------------------------------------------------------------------------------
GTV Capital A                                                          9,679
--------------------------------------------------------------------------------
GTV Capital L.P.                                                     967,898
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Common Stock Sellers
--------------------------------------------------------------------------------
$0.25 Seed Sellers
--------------------------------------------------------------------------------
Lie Hsu and Lynn Hsu                                                 200,000
--------------------------------------------------------------------------------
Ernest E. Liu and Sally Shang Liu                                    254,000
--------------------------------------------------------------------------------
Oriental Link Investment Limited                                     200,000
--------------------------------------------------------------------------------
Jonathan L. Wang                                                     200,000
--------------------------------------------------------------------------------
Ning Wang                                                            200,000
--------------------------------------------------------------------------------
Tsui-Fen Wu                                                          200,000
--------------------------------------------------------------------------------
Chen-Xiong Zhang                                                     200,000
--------------------------------------------------------------------------------
Jie Xu                                                                 5,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
$1.00 Seed Sellers
--------------------------------------------------------------------------------
Quee Suki Chen and Moung Yee Chen JT                                  50,000
--------------------------------------------------------------------------------
Lie Hsu and Lynn Hsu                                                  10,000
--------------------------------------------------------------------------------
Ernest E. Liu and Sally Shang Liu                                     10,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Non-Management Sellers
--------------------------------------------------------------------------------
Frank Au                                                             600,000
--------------------------------------------------------------------------------
Lucy Au                                                               15,000
--------------------------------------------------------------------------------
Joseph Drucker                                                        20,000
--------------------------------------------------------------------------------
Jie Xu                                                                40,000
--------------------------------------------------------------------------------
                   Totals:                                         3,181,577
--------------------------------------------------------------------------------

                               Schedule 4.05 (NM)
                          Consideration to All Sellers

--------------------------------------------------------------------------------
Exhibit 2.2
--------------------------------------------------------------------------------
                                                                      TOTAL
    SELLERS                   ADDRESS       TOTAL SHARES         PURCHASE PRICE
--------------------------------------------------------------------------------
Preferred Holders
--------------------------------------------------------------------------------
GTV Capital A                                    9,679           $  4,063.21
--------------------------------------------------------------------------------
GTV Capital L.P.                               967,898           $406,319.71
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Common Stock Sellers
--------------------------------------------------------------------------------
Non-Management Sellers
--------------------------------------------------------------------------------
Frank Au                                       600,000           $  3,255.00
--------------------------------------------------------------------------------
Lucy Au                                         15,000           $     81.38
--------------------------------------------------------------------------------
Joseph Drucker                                  20,000           $    108.50
--------------------------------------------------------------------------------
Quee Suki Chen and
Moung Yee Chen JT                               50,000           $ 54,250.00
--------------------------------------------------------------------------------
Lie Hsu and Lynn Hsu                           210,000           $ 65,100.00
--------------------------------------------------------------------------------
Ernest E. Liu and
Sally Shang Liu                                264,000           $ 79,747.50
--------------------------------------------------------------------------------
Oriental Link
Investment Limited                             200,000           $ 54,250.00
--------------------------------------------------------------------------------
Jonathan L. Wang                               200,000           $ 54,250.00
--------------------------------------------------------------------------------
Ning Wang                                      200,000           $ 54,250.00
--------------------------------------------------------------------------------
Tsui-Fen Wu                                    200,000           $ 54,250.00
--------------------------------------------------------------------------------
Jie Xu                                          45,000           $  1,573.25
--------------------------------------------------------------------------------
Chen-Xiong Zhang                               200,000           $ 54,250.00
--------------------------------------------------------------------------------
                       Totals:               3,181,577           $885,748.54
--------------------------------------------------------------------------------

                              Schedule 2.01B (NM)
                    Consideration to Be Received by Sellers

--------------------------------------------------------------------------------
Exhibit 2.2
--------------------------------------------------------------------------------
         Shareholder                     Total Shares Held       Total Payout
--------------------------------------------------------------------------------
Preferred Stock Holders
--------------------------------------------------------------------------------
GTV Capital A                                    9,679           $  4,063.21
--------------------------------------------------------------------------------
GTV Capital L.P.                               967,898           $406,319.71
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Common Stock Holders
--------------------------------------------------------------------------------
Seed Holders ($0.25)
--------------------------------------------------------------------------------
Lie Hsu and Lynn Hsu                           200,000           $5 4,250.00
--------------------------------------------------------------------------------
Ernest E. Liu and Sally Shang Liu              254,000           $ 68,897.50
--------------------------------------------------------------------------------
Oriental Link Investment Limited               200,000           $ 54,250.00
--------------------------------------------------------------------------------
Jonathan L. Wang                               200,000           $ 54,250.00
--------------------------------------------------------------------------------
Ning Wang                                      200,000           $ 54,250.00
--------------------------------------------------------------------------------
Tsui-Fen Wu                                    200,000           $ 54,250.00
--------------------------------------------------------------------------------
Chen-Xiong Zhang                               200,000           $ 54,250.00
--------------------------------------------------------------------------------
Jie Xu                                           5,000           $  1,356.25
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Seed Holders ($1.00)
--------------------------------------------------------------------------------
Quee Suki Chen and Moung Yee Chen JT            50,000           $ 54,250.00
--------------------------------------------------------------------------------
Lie Hsu and Lynn Hsu                            10,000           $ 10,850.00
--------------------------------------------------------------------------------
Ernest E. Liu and Sally Shang Liu               10,000           $ 10,850.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Non Management
--------------------------------------------------------------------------------
Frank Au                                       600,000           $  3,255.00
--------------------------------------------------------------------------------
Lucy Au                                         15,000           $     81.38
--------------------------------------------------------------------------------
Joseph Drucker                                  20,000           $    108.50
--------------------------------------------------------------------------------
Jie Xu                                          40,000           $    217.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Management
--------------------------------------------------------------------------------
Milton Chang                                 1,775,000           $  9,629.38
--------------------------------------------------------------------------------
Antien Ho                                      400,000           $  2,170.00
--------------------------------------------------------------------------------
Yujen Juan                                     350,000           $  1,898.75
--------------------------------------------------------------------------------
                Totals:                      5,706,577           $899,446.67
--------------------------------------------------------------------------------